UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 29, 2023
_____________
KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2023, Kennedy-Wilson Holdings, Inc. and its wholly owned subsidiary, Kennedy-Wilson, Inc. (together, the “Company”) entered into employment agreements (the “Employment Agreements”) with each of the following named executive officers: William J. McMorrow, Chief Executive Officer and Chairman of the Board of Directors; Matthew Windisch, President; Justin Enbody, Senior Executive Vice President, Chief Financial Officer; and Kent Y. Mouton, Executive Vice President, General Counsel (collectively, the “Named Executives”), which amend, restate and supersede their respective prior employment agreements with Kennedy-Wilson, Inc. Each Employment Agreement provides for a three-year (or, with respect to Mr. Mouton, two-year) employment term.

Pursuant to the Employment Agreements, each of Messrs. McMorrow, Windisch, Enbody and Mouton is entitled to an annual base salary of $1,500,000, $1,000,000, $800,000, and $800,000, respectively, and eligible to earn an annual cash performance bonus based on the attainment of Company and/or individual performance objectives. In addition, under the Employment Agreements, the Named Executives are eligible to receive future grants of equity awards and to participate in the health, welfare and retirement benefit plans and programs maintained by the Company for the benefit of its similarly-situated executives from time to time.

The Employment Agreements provide that if the applicable Named Executive’s employment with the Company is terminated by the Company without “cause” or by the applicable Named Executive for “good reason” (each as defined in the applicable Employment Agreement) (each, a “Qualifying Termination”), then, subject to the Named Executive’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants, the Named Executive will be entitled to receive: (i) Continued payment of the Named Executive’s then-current base salary through the last day of the employment term (the “Continued Salary Severance”); (ii) a lump-sum amount in cash (“Lump Sum Severance”) equal to (A) two (or, for Mr. McMorrow, three) times the average of the sum of the Named Executive’s actual (x) base salary and (y) annual cash bonus, in each case, for the immediately three preceding fiscal years (such average, the “Average Compensation”) less (B) an amount equal to the Continued Salary Severance; (iii) Company-subsidized healthcare coverage through the later of (A) the last day of the employment term or (B) the 18 month anniversary of the termination date, or if earlier, the date on which the applicable Named Executive becomes covered by a group health insurance program provided by a subsequent employer; and (iv) vesting of any outstanding equity awards. For the avoidance of doubt, the sum of the Continued Salary Severance and the Lump Sum Severance of each Named Executive shall not exceed two (or, for Mr. McMorrow, three) times such Named Executive’s Average Compensation.

In addition, pursuant to the Employment Agreements, if the applicable Named Executive’s employment with the Company terminates due to his death or “disability” (as defined in the applicable Employment Agreement), then subject to the Named Executive’s (or his estate’s) timely execution and non-revocation of a general release of claims and (as applicable) continued compliance with applicable restrictive covenants, he (or his estate, if applicable) will be entitled to receive: (i) an amount equal to the greater of (A) the sum of the Named Executive’s then-current base salary through the last day of the then-current employment term plus the amount of annual bonus paid to Named Executive for the immediately preceding fiscal year or (B) such other amount as the Company may determine in its sole discretion; and (ii) vesting of any outstanding equity awards.

The Employment Agreements also include certain restrictive covenants, including confidentiality and non-disclosure covenants, non-disparagement restrictions, and non-compete and employee and customer non-solicitation restrictions.

The foregoing description of the Employment Agreements is qualified in its entirety by the full text of the Employment Agreements, copies of which are filed herewith as Exhibits 10.1 – 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 29, 2023, by and among Kennedy-Wilson Inc., Kennedy-Wilson Holdings, Inc. and William J. McMorrow.
10.2	Employment Agreement, dated September 29, 2023, by and among Kennedy-Wilson Inc., Kennedy-Wilson Holdings, Inc. and Justin Enbody.
10.3	Employment Agreement, dated September 29, 2023, by and among Kennedy-Wilson Inc., Kennedy-Wilson Holdings, Inc. and Matthew Windisch.
10.4	Employment Agreement, dated September 29, 2023, by and among Kennedy-Wilson Inc., Kennedy-Wilson Holdings, Inc. and Kent Y. Mouton.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: September 29, 2023